UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

The Baldwin Insurance Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1937225
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, par value $0.01 per share	Nasdaq Texas, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by The Baldwin Insurance Group, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the dual listing of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), with Nasdaq Texas, LLC (“Nasdaq Texas”). The Company’s Class A Common Stock is currently listed on The Nasdaq Global Select Market under the stock symbol “BWIN.”

Item 1. Description of Registrant’s Securities to be Registered

The description of the Class A Common Stock to which this Form 8-A relates, as may be amended from time to time, contained in Exhibit 4.3 of the Company’s most recent Annual Report on Form 10-K, as filed with the Commission on February 26, 2026, is incorporated herein by reference.

The Company expects the listing and trading of the Common Stock on Nasdaq Texas to commence on May 11, 2026, under the symbol “BWIN.”

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on Nasdaq Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE BALDWIN INSURANCE GROUP, INC.

By:	/s/ Bradford L. Hale
Name:	Bradford L. Hale
Title:	Chief Financial Officer

Date: May 7, 2026